As filed with the Securities and Exchange Commission on March 17, 2025

Registration Statement No. 333-283664

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Verizon Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	4813	23-2259884
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas

New York, New York 10036

(212) 395-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William L. Horton, Jr.

Senior Vice President, Deputy General Counsel and Corporate Secretary

Verizon Communications Inc.

1095 Avenue of the Americas

New York, New York 10036

(212) 395-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Karrie E. Schweikert

Vice President & Deputy General Counsel—Capital Markets

Verizon Communications Inc.

One Verizon Way

Basking Ridge, New Jersey 07920

(908) 559-5672

Approximate date of commencement of proposed sale of the securities to the public: Pursuant to Rule 162 under the Securities Act, the offer described herein will commence as soon as practicable after the date of this registration statement. The offer cannot, however, be completed prior to the time that this registration statement is declared effective. Accordingly, any actual acceptance of securities for exchange pursuant to the offer will occur only after this registration statement is effective, subject to the conditions set forth in this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may be changed. We may not complete the Exchange Offer and issue sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO CHANGE, DATED MARCH 17, 2025

PROSPECTUS

Verizon Communications Inc.

Offer to Exchange

$2,191,082,000 aggregate principal amount of 4.780% Notes due 2035 for

$2,191,082,000 aggregate principal amount of 4.780% Notes due 2035 that have been registered under the

Securities Act of 1933, as amended (the “Securities Act”)

The Exchange Offer will expire at 5:00 p.m.,

New York City time, on April 14, 2025, unless extended.

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $2,191,082,000 aggregate principal amount of our outstanding 4.780% Notes due 2035 (CUSIP Nos. 92343V GX6 and U9221A CH9) (the “Original Notes”) for a like principal amount of our 4.780% Notes due 2035 that have been registered under the Securities Act (CUSIP No. 92343V GY4) (the “Exchange Notes”). We refer to this offer as the “Exchange Offer.” When we use the term “Notes” in this prospectus, the term includes the Original Notes and the Exchange Notes unless otherwise indicated or the context otherwise requires. The terms of the Exchange Offer are summarized below and are more fully described in this prospectus.

The terms of the Exchange Notes are identical to the terms of the Original Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

We will accept for exchange any Original Notes validly tendered and not validly withdrawn at any time prior to 5:00 p.m., New York City time, on April 14, 2025, unless extended (the “expiration date”).

You may withdraw tenders of Original Notes at any time before 5:00 p.m., New York City time, on the expiration date.

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled. Accordingly, the issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

The exchange of Original Notes for the Exchange Notes will not be a taxable event for U.S. federal income tax purposes.

No public market currently exists for the Original Notes. We do not intend to list the Exchange Notes on any securities exchange and, therefore, no active public market is anticipated.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the date the registration statement, of which this prospectus forms a part, is declared effective and ending on the close of business 90 days after such date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 7 to read about important factors you should consider before tendering your Original Notes.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2025

ABOUT THIS PROSPECTUS

You should read this prospectus carefully before you invest. This prospectus contains important information you should consider when making your investment decision and incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request to Verizon Investor Relations at the address and telephone number set forth below under “Incorporation of Certain Documents by Reference.” To ensure timely delivery, you must make your request to us no later than April 7, 2025, which is five business days prior to the expiration date of the Exchange Offer.

You should rely only on the information provided or incorporated by reference in this prospectus and the documents incorporated by reference herein, which are accurate as of their respective dates. We have not authorized anyone else to provide you with different information, and we take no responsibility for any information that others may give you.

If any statement in this prospectus conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information on our website is not incorporated by reference into this document.

In this prospectus, “we,” “our,” “us,” “Verizon” and “Verizon Communications” refer to Verizon Communications Inc. and its consolidated subsidiaries.

i

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “hope,” “intend,” “target,” “forecast,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Potential investors and other readers are urged to consider these risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Filings that we make with the SEC also can be found on our website at http://www.verizon.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.

We have filed with the SEC a registration statement on Form S-4 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and the future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after (i) the initial filing date of the registration statement and prior to effectiveness of the registration statement and (ii) the date of this prospectus until the date we consummate the Exchange Offer (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2024;

•	our Current Report on Form 8-K filed on February 10, 2025; and

•

the portions of our definitive proxy statement on Schedule 14A for our 2024 annual meeting of stockholders filed with the SEC on March 25, 2024 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon such person’s written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may make your request by contacting us at:

Investor Relations

Verizon Communications Inc.

One Verizon Way

Basking Ridge, New Jersey 07920

Telephone: (212) 395-1525

In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the Exchange Offer.

iii

SUMMARY

This summary highlights selected information appearing elsewhere, or incorporated by reference, in this prospectus and is, therefore, qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the Exchange Notes and the Exchange Offer. You should pay special attention to “Risk Factors” and “Forward-Looking Statements.”

Verizon Communications Inc.

Verizon Communications Inc. is a holding company that, acting through its subsidiaries, is one of the world’s leading providers of communications, technology, information and streaming products and services to consumers, businesses and government entities. With a presence around the world, we offer data, video and voice services and solutions on our networks and platforms that are designed to meet customers’ demand for mobility, reliable network connectivity and security. We have two reportable segments that we operate and manage as strategic business units – Verizon Consumer Group and Verizon Business Group. Our Consumer segment provides consumer-focused wireless and wireline communications services and products. Our wireless services are provided across one of the most extensive wireless networks in the United States under the Verizon family of brands and through wholesale and other arrangements. We also provide fixed wireless access (“FWA”) broadband through our 5G or 4G LTE networks as an alternative to traditional landline internet access. Our wireline services are provided in nine states in the Mid-Atlantic and Northeastern United States, as well as Washington D.C., over our 100% fiber-optic network through our Verizon Fios product portfolio and over a traditional copper-based network to customers who are not served by Fios. Our Consumer segment’s wireless and wireline products and services are available to our retail customers, as well as resellers that purchase wireless network access from us on a wholesale basis. Our Business segment provides wireless and wireline communications services and products, including FWA broadband, data, video and advanced communication services, corporate networking solutions, security and managed network services, local and long distance voice services and network access to deliver various Internet of Things services and products. We provide these products and services to businesses, public sector customers and wireless and wireline carriers across the United States and a subset of these products and services to customers around the world. We have approximately 99,600 employees on a full-time equivalent basis as of December 31, 2024, 88% of whom are based in the U.S. We generated consolidated operating revenues of $134.8 billion for the year ended December 31, 2024.

Our principal executive offices are located at 1095 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 395-1000.

The Exchange Offer

On August 9, 2024 and August 21, 2024, in connection with private exchange offers, we issued a total $2,191,082,000 aggregate principal amount of Original Notes. As part of that issuance, we entered into a registration rights agreement, dated August 9, 2024 (the “Registration Rights Agreement”), with respect to the Original Notes with the dealer managers for the private exchange offers in which we agreed, among other things, to deliver this prospectus to you and use our commercially reasonable efforts to complete an exchange offer for the Original Notes. Below is a summary of the Exchange Offer.

The Exchange Offer	We are offering to exchange up to $2,191,082,000 aggregate principal amount of outstanding Original Notes for a like principal amount of Exchange Notes. You may tender Original Notes only in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. We will issue the Exchange Notes promptly after the expiration of the Exchange Offer. In order to be exchanged, an Original Note must be validly tendered, not validly withdrawn and accepted by us. Subject to the satisfaction or waiver of the conditions of the Exchange Offer, all Original Notes that are validly tendered and not validly withdrawn will be accepted by us and exchanged. As of the date of this prospectus, $2,191,082,000 aggregate principal amount of Original Notes is outstanding. The Original Notes were issued under our Indenture, dated as of December 1, 2000 (as amended or supplemented, the “Indenture”), between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee (the “Trustee”). If all outstanding Original Notes are validly tendered for exchange, there will be $2,191,082,000 aggregate principal amount of Exchange Notes outstanding after the Exchange Offer.

Purpose of the Exchange Offer	The purpose of the Exchange Offer is to satisfy our obligations under the Registration Rights Agreement.

Expiration Date; Tenders	The Exchange Offer will expire at 5:00 p.m., New York City time, on April 14, 2025, unless we extend the period of time during which the Exchange Offer is open. In the event of any material change to the Exchange Offer, we will extend the period of time during which the Exchange Offer is open as necessary. By signing or agreeing to be bound by the accompanying letter of transmittal, you will represent, among other things, that:

•

you are not an affiliate of ours or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

•	you are not a broker-dealer that purchased any of the Original Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired by you as a result of market-making activities or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by broker-dealers, see the discussion under the caption “Plan of Distribution.”

Accrued Interest on the Exchange Notes and Original Notes	The Exchange Notes will bear interest from February 15, 2025.

If your Original Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on such Original Notes. Any Original Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the Exchange Offer	Our obligation to accept Original Notes tendered in the Exchange Offer is subject to the satisfaction of certain customary conditions. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Original Notes	A tendering holder must, prior to 5:00 p.m., New York City time, on the expiration date:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent (as defined herein) at the address listed in this prospectus; or

•

if Original Notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message (as defined herein) to the Exchange Agent.

See “The Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Holders	If you are a beneficial holder of Original Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the Exchange Offer, you should promptly contact the person in whose name your Original Notes are registered and instruct that nominee to tender on your behalf. See “The Exchange Offer—Procedures for Tendering.”

Withdrawal Rights	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer—Withdrawal Rights.”

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the conditions stated in the section entitled “The Exchange Offer—Conditions to the Exchange Offer” of this prospectus, we will accept for exchange any Original Notes that are validly tendered in the Exchange Offer and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date. The corresponding Exchange Notes will be delivered promptly after the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Absence of Dissenters’ Rights of Appraisal	You do not have dissenters’ rights of appraisal with respect to the Exchange Offer. See “The Exchange Offer—Absence of Dissenters’ Rights of Appraisal.”

Material U.S. Federal Income Tax Considerations	Your exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations.”

Exchange Agent	U.S. Bank Trust Company, National Association is serving as the exchange agent (the “Exchange Agent”) in connection with the Exchange Offer. The address and telephone number of the Exchange Agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

Resale of the Exchange Notes	Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties and subject to the immediately following sentence, we believe Exchange Notes issued under this Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that is an affiliate of ours that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes, that will not acquire the Exchange Notes in the ordinary course of its business, or that intends to participate in the Exchange Offer for the purpose of distributing any of the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, must deliver a prospectus (or to the extent permitted by law, make a prospectus available to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Consequences of Not Exchanging Original Notes	If you do not exchange your Original Notes in the Exchange Offer, you will continue to be subject to the restrictions on transfer described in the legend on your Original Notes. In general, you may offer or sell your Original Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your Original Notes will continue to accrue interest, they will generally retain no rights under the Registration Rights Agreement. We currently do not intend to register the Original Notes under the Securities Act. Under some circumstances, holders of the Original Notes, including holders that are not permitted to participate in the Exchange Offer or that may not freely sell Exchange Notes received in the Exchange Offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Original Notes by these holders. For more information regarding the consequences of not tendering your Original Notes and our obligations to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange the Original Notes” and “The Exchange Offer—Registration Rights.”

Risk Factors	For a discussion of risk factors you should consider carefully before deciding to participate in the Exchange Offer, see “Risk Factors” beginning on page 7 of this prospectus.

The Exchange Notes

Issuer	Verizon Communications Inc.

Securities Offered	Up to $2,191,082,000 aggregate principal amount of Exchange Notes.

The terms of the Exchange Notes are identical to the terms of the Original Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

Maturity Date	February 15, 2035.

Interest Rate	4.780% per annum.

The Exchange Notes will bear interest from February 15, 2025.

Interest Payment Dates	February 15 and August 15 of each year, commencing on August 15, 2025.

Optional Redemption	We may redeem the Exchange Notes at our option, in whole, or from time to time in part, at any time prior to maturity, at the applicable redemption price to be determined using the procedure described in this prospectus under “Description of the Exchange Notes—Redemption.”

Ranking	The Exchange Notes will be unsecured and will rank equally with all of our senior unsecured and unsubordinated debt.

Book Entry; Form and Denominations	The Exchange Notes will be represented by one or more fully registered global notes, which we refer to collectively as the “Global Notes.” The Global Notes will be registered in the name of Cede & Co. as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the Exchange Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme, and Euroclear Bank, SA/NV, as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in limited circumstances described in this prospectus, owners of beneficial interests in the Exchange Notes will not be entitled to have Exchange Notes registered in their names, will not receive or be entitled to receive Exchange Notes in definitive form and will not be considered holders of Exchange Notes under the Indenture. The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

No Public Market	The Exchange Notes will be new securities for which there is currently no market. A market for the Exchange Notes may not develop, or if a market does develop, it may not provide adequate liquidity.

Governing Law	The Indenture is, and the Exchange Notes will be, governed by the laws of the State of New York.

RISK FACTORS

An investment in the Exchange Notes involves risks. Before making a decision whether to participate in the Exchange Offer, you should carefully consider the risks and uncertainties described in this prospectus, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference herein. Our business, financial condition, operating results and cash flows can be impacted by these factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results.

Uncertainty as to the trading markets for Original Notes not exchanged

To the extent tenders of Original Notes in the Exchange Offer are accepted by us and the Exchange Offer is completed, the trading market for the Original Notes that remain outstanding following such completion may be significantly more limited. The remaining Original Notes may command lower prices than comparable issues of securities with greater market liquidity. Reduced market values and reduced liquidity may also make the trading prices of the remaining Original Notes more volatile. As a result, the market prices for the Original Notes that remain outstanding after the completion of the Exchange Offer may be adversely affected. Neither we, the Exchange Agent nor the Trustee has any duty to make a market in the remaining Original Notes.

Uncertainty as to the trading market for the Exchange Notes

We cannot make any assurance as to:

•	the development of an active trading market for the Exchange Notes;

•	the liquidity of any trading market that may develop for the Exchange Notes;

•	the ability of holders to sell their Exchange Notes; or

•	the price at which the holders would be able to sell their Exchange Notes.

We do not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through any dealer quotation system. Any trading market that may develop for the Exchange Notes may be adversely affected by changes in the overall market for investment-grade securities, changes in our financial performance or prospects, a change in our credit rating, the prospects for companies in our industry generally, any acquisitions or business combinations proposed or consummated by us, the interest of securities dealers in making a market for the Exchange Notes and prevailing interest rates, financial markets and general economic conditions. A market for the Exchange Notes may be subject to volatility.

Resale of the Original Notes is restricted

The Exchange Notes will be issued pursuant to a registration statement filed with the SEC of which this prospectus forms a part. We have not registered the Original Notes under the Securities Act or for public offerings outside the United States. Consequently, the Original Notes may not be offered or sold in the United States, unless they are registered under the Securities Act, transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws or transferred in a transaction not subject to the Securities Act and applicable state securities laws. As a result, holders of Original Notes who do not participate in the Exchange Offer will face restrictions on the resale of their Original Notes, and such holders may not be able to sell their Original Notes at the time they wish or at prices acceptable to them. In addition, we do not anticipate that we will register the Original Notes under the Securities Act and, if you are eligible to exchange your Original Notes in the Exchange Offer and do not exchange your Original Notes in the Exchange Offer, you will no longer be entitled to have those Original Notes registered under the Securities Act.

Treatment of the Original Notes not exchanged

Original Notes not exchanged in the Exchange Offer will remain outstanding and will mature on their maturity date. The terms and conditions governing the Original Notes will remain unchanged. No amendments to these terms and conditions are being sought.

From time to time after the expiration date, we or our affiliates may acquire Original Notes that are not exchanged in the Exchange Offer through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as we or our affiliates may determine or as may be provided for in the Indenture or other documents governing the Original Notes (which may be on terms more or less favorable than those contemplated in the Exchange Offer and, in either case, could be for cash or other consideration).

Responsibility for complying with the procedures of the Exchange Offer

Holders of Original Notes are responsible for complying with all of the procedures for tendering Original Notes for exchange in a timely manner. Therefore, holders of Original Notes that wish to exchange them for Exchange Notes should allow sufficient time for timely completion of the exchange procedures. If the exchange procedures are not strictly complied with, the letter of transmittal or the agent’s message, as the case may be, may be rejected. Neither we, the Exchange Agent nor the Trustee assumes any responsibility for informing any holder of Original Notes of irregularities with respect to such holder’s participation in the Exchange Offer.

Consummation of the Exchange Offer may not occur

The Exchange Offer is subject to the satisfaction of certain conditions. See “The Exchange Offer—Conditions to the Exchange Offer.” Even if the Exchange Offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Original Notes tendered in the Exchange Offer.

Completion, termination, waiver and amendment

Until we announce whether we have accepted valid tenders of Original Notes for exchange pursuant to the Exchange Offer, no assurance can be given that the Exchange Offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate the Exchange Offer at any time before our announcement of whether we will accept valid tenders of Original Notes for exchange pursuant to the Exchange Offer, which we expect to make as soon as reasonably practicable after the expiration date.

Responsibility to consult advisers

Holders should consult their own tax, accounting, financial and legal advisers regarding the suitability to themselves of the tax or accounting consequences of participating in the Exchange Offer and an investment in the Exchange Notes.

Neither we, the Exchange Agent nor the Trustee, nor any of our or their directors, employees and affiliates, is acting for any holder of Original Notes or will be responsible to any holder of Original Notes for providing advice in relation to the Exchange Offer, and accordingly neither we, the Exchange Agent nor the Trustee, nor any of our or their directors, employees and affiliates, makes any recommendation whatsoever regarding the Exchange Offer or any recommendation as to whether you should tender your Original Notes for exchange pursuant to the Exchange Offer.

Registration and prospectus delivery requirements of the Securities Act

If you exchange your Original Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased Original Notes for its own account as part of market-making activities or trading activities must deliver a prospectus when it sells the Exchange Notes it receives in exchange for Original Notes in the Exchange Offer. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their Exchange Notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On August 9, 2024 (the “Early Settlement Date”) and August 21, 2024, we completed private exchange offers of the Original Notes. When we completed the initial issuance of the Original Notes in connection with private exchange offers on the Early Settlement Date, we entered into the Registration Rights Agreement with the dealer managers of the private exchange offers. Under the Registration Rights Agreement, we agreed to file a registration statement with the SEC relating to the Exchange Offer within 120 days of the Early Settlement Date of the Original Notes. We also agreed to use our commercially reasonable efforts to (i) cause the registration statement to become effective with the SEC within 210 days of the Early Settlement Date of the Original Notes and (ii) complete the Exchange Offer within 250 days of the Early Settlement Date of the Original Notes. The Registration Rights Agreement provides that we will be required to pay additional interest to the holders of the Original Notes if we fail to comply with such filing, effectiveness and exchange offer consummation requirements.

The Exchange Offer is not being made to holders of Original Notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and it is available from us upon request. See “Where You Can Find More Information.”

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange Original Notes that are validly tendered before 5:00 p.m., New York City time, on the expiration date and not validly withdrawn as permitted below. We will issue a like principal amount of Exchange Notes in exchange for the principal amount of the Original Notes tendered under the Exchange Offer. As used in this prospectus, the term “expiration date” means April 14, 2025. However, if we have extended the period of time for which the Exchange Offer is open, the term “expiration date” means the latest date to which we extend the Exchange Offer.

As of the date of this prospectus, $2,191,082,000 aggregate principal amount of Original Notes is outstanding. The Original Notes were issued under the Indenture. Our obligation to accept Original Notes for exchange in the Exchange Offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We reserve the right to extend the period of time during which the Exchange Offer is open. We may, subject to applicable law, elect to extend the Exchange Offer period if less than 100% of the Original Notes are tendered or if any condition to consummation of the Exchange Offer has not been satisfied as of the expiration date and it is likely that such condition will be satisfied after such date. In addition, in the event of any material change to the Exchange Offer, we will extend the period of time during which the Exchange Offer is open as necessary. In the event of such extension, and only in such event, we may delay acceptance for exchange of any Original Notes by giving written notice of the extension to the holders of Original Notes as described below. During any extension period, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Original Notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the Exchange Offer.

Original Notes tendered in the Exchange Offer must be in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

Subject to applicable law, we reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under “—Conditions to the Exchange Offer.” We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Our acceptance of the tender of Original Notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.

Absence of Dissenters’ Rights of Appraisal

Holders of the Original Notes do not have any dissenters’ rights of appraisal in connection with the Exchange Offer.

Procedures for Tendering

Except as described below, a holder tendering Original Notes must, prior to 5:00 p.m., New York City time, on the expiration date:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent, at the address listed below under the heading “—Exchange Agent;” or

•	if Original Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message (described below) to the Exchange Agent.

Transmittal will be deemed made only when actually received or confirmed by the Exchange Agent.

In addition, the Exchange Agent must receive, before 5:00 p.m., New York City time, on the expiration date:

•	certificates for the Original Notes; or

•	confirmation of book-entry transfer of the Original Notes into the Exchange Agent’s account at DTC, the book-entry transfer facility.

The term “agent’s message” means a computer-generated message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against such participant.

The method of delivery of Original Notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or Original Notes to anyone other than the Exchange Agent.

If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the Exchange Agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Original Notes surrendered for exchange are tendered:

•	by a registered holder of the Original Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

We will reasonably determine all questions as to the validity, form and eligibility of Original Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular Original Note not validly tendered, or any acceptance that might, in our judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Original Note before the expiration date. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured before the expiration date of the Exchange Offer. Neither we, the Exchange Agent nor the Trustee, nor any other person, will be under any duty to give notification of any defect or irregularity in any tender of Original Notes. Neither we, the Exchange Agent nor the Trustee, nor any other person, will incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is signed by a person other than the registered holder of Original Notes, the letter of transmittal must be accompanied by a physical certificate representing the Original Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Original Notes.

If the letter of transmittal or any Original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By signing or agreeing to be bound by the letter of transmittal, each tendering holder of Original Notes will represent, among other things, that:

•

it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;

•	the Exchange Notes to be received by it will be acquired in the ordinary course of its business;

•

it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

•	it is not a broker-dealer that purchased any of the Original Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•

if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction of all of the conditions to the Exchange Offer, we will accept, promptly after the expiration date, all Original Notes validly tendered. We will issue the Exchange Notes promptly after the expiration of the Exchange Offer and acceptance of the Original Notes. See “—Conditions to the Exchange Offer” below. For purposes of the Exchange Offer, we will be deemed to have accepted validly tendered Original Notes for exchange when, as and if we have given written notice of such acceptance to the Exchange Agent.

For each Original Note accepted for exchange, the holder of the Original Note will receive an Exchange Note having a principal amount equal to that of the surrendered Original Note. The Exchange Notes will bear interest from February 15, 2025. Original Notes accepted for exchange will cease to accrue interest from and after the date of completion of the Exchange Offer. Holders of Original Notes whose Original Notes are accepted for exchange will not receive any payment for accrued interest on the Original Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the Exchange Offer and will be deemed to have waived their rights to receive such accrued interest on the Original Notes.

In all cases, issuance of Exchange Notes for Original Notes will be made only after timely receipt by the Exchange Agent of:

•	certificates for the Original Notes or a book-entry confirmation of the deposit of the Original Notes into the Exchange Agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder of the Original Notes promptly after the expiration of the Exchange Offer. In the case of Original Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Original Notes will be returned or recredited promptly after the expiration of the Exchange Offer.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account for the Original Notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Original Notes must make book-entry delivery of the Original Notes by causing DTC to transfer those Original Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer, including its Automated Tender Offer Program, or ATOP, procedures. The participant should transmit its acceptance to DTC prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Original Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer, which confirmation must be received prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of Exchange Notes issued in the Exchange Offer may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the Exchange Agent at the address listed below under “—Exchange Agent” (or its account at DTC with respect to an agent’s message) prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights

For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address indicated below under “—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, certificate number or numbers, if applicable, and principal amount of the Original Notes;

•

in the case of Original Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Original Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility;

•	contain a statement that the holder is withdrawing his election to have the Original Notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the Trustee with respect to the Original Notes register the transfer of the Original Notes in the name of the person withdrawing the tender, together with satisfactory evidence of payment of applicable transfer taxes or exemption therefrom; and

•	specify the name in which the Original Notes are registered, if different from that of the depositor.

If certificates for Original Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Validly withdrawn Original Notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of this prospectus, with respect to the Exchange Offer, we will not be obligated to (i) accept for exchange any validly tendered Original Notes or (ii) issue any Exchange Notes in exchange for validly tendered Original Notes or complete the Exchange Offer, if at or prior to the expiration date:

(1)

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might materially impair our ability to proceed with the Exchange Offer; or

(2)	the Exchange Offer or the making of any exchange by a holder of Original Notes would violate applicable law or any applicable interpretation of the SEC staff.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes, if the registration statement of which this prospectus forms a part is not declared effective by the SEC or if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus forms a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We are required to use our commercially reasonable efforts to obtain the withdrawal of any stop order suspending the effectiveness of a registration statement at the earliest possible time.

The Exchange Offer is not conditioned upon any minimum amount of Original Notes being tendered.

Exchange Agent

We have appointed U.S. Bank Trust Company, National Association as the Exchange Agent for the Exchange Offer. You should direct all executed letters of transmittal to the Exchange Agent at the address indicated below. You should direct questions and requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal to the Exchange Agent addressed as follows:

Deliver To:
By Mail:	By Hand or Overnight Courier:	For Information or Confirmation by Email or Telephone:

U.S. Bank Trust Company, National Association Attn: Specialized Finance 60 Livingston Ave—EP-MN-WS2N St. Paul, MN 55107-2292	U.S. Bank Trust Company, National Association Attn: Specialized Finance 111 Fillmore Ave E St. Paul, MN 55107-1402	1-800-934-6802 cts.specfinance@usbank.com

All other questions should be addressed to Verizon Communications Inc., One Verizon Way, Basking Ridge, New Jersey 07920, Attention: Fixed Income Investor Relations. If you deliver the letter of transmittal to an address other than any address for the Exchange Agent indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any broker-dealers and will indemnify the holders of the Original Notes and the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the Exchange Offer, including out-of-pocket expenses for the Exchange Agent, will be paid by us.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of Original Notes in the Exchange Offer unless you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the tendering registered holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of Original Notes that do not exchange their Original Notes for Exchange Notes under the Exchange Offer will remain subject to the restrictions on transfer of such Original Notes as set forth in the legend printed on the global certificates representing the Original Notes as a consequence of the issuance of the Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the Original Notes unless they are registered under the Securities Act, transferred pursuant to an exemption from registration under the

Securities Act and applicable state securities laws or transferred in a transaction not subject to the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the Original Notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe the Exchange Notes would generally be freely transferable by holders other than our affiliates after the Exchange Offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of Exchange Notes, as set forth below. However, any holder of Original Notes that is one of our “affiliates” (as defined in Rule 405 under the Securities Act) that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes or that intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to rely on the interpretations of the SEC staff;

•	will not be able to tender its Original Notes of the Exchange Offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation from the SEC staff regarding the Exchange Offer, and there can be no assurance that the SEC staff would make a similar determination with respect to the Exchange Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Registration Rights

The following description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to all the provisions of the Registration Rights Agreement. A copy of the Registration Rights Agreement is available upon request to us at our address set forth under “Incorporation of Certain Documents by Reference.”

On August 9, 2024, we entered into the Registration Rights Agreement with the dealer managers of the private exchange offers pursuant to which we agreed, for the benefit of the holders of the Original Notes, at our cost, to:

•

file, not later than 120 days after the Early Settlement Date for the Original Notes, a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer (the “Registered Exchange Offer”) to exchange Original Notes for a new series of notes (the “Registered Notes”) having terms identical in all material respects to the Original Notes, except that the Registered Notes will not contain transfer restrictions or be subject to any increase in annual interest rate;

•	use our commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective within 210 days of the Early Settlement Date for the Original Notes; and

•	use our commercially reasonable efforts to complete the Registered Exchange Offer within 250 days of the Early Settlement Date for the Original Notes.

This prospectus is a part of a registration statement we have filed with the SEC. Promptly after this registration statement has been declared effective, we will commence the Registered Exchange Offer.

If the Original Notes held by non-affiliates of ours are not freely tradable pursuant to Rule 144 of the Securities Act and the applicable interpretations of the SEC and:

•	due to a change in law or in applicable interpretations of the staff of the SEC, we determine upon the advice of outside counsel that we are not permitted to effect the Registered Exchange Offer;

•

any holder of Original Notes notifies us in writing not more than 20 days after completion of the Registered Exchange Offer that it is not eligible to participate in the Registered Exchange Offer (other than due to its status as a broker-dealer); or

•	for any other reason, the Registered Exchange Offer is not completed within 250 days after the Early Settlement Date for the Original Notes,

then we will, at our cost:

•

as promptly as practicable, but not more than 60 days after we are so required or requested pursuant to the Registration Rights Agreement, file with the SEC a shelf registration statement covering resales of the Original Notes (the “Shelf Registration Statement”);

•	use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 150 days after we are so required or requested; and

•

use our reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act until the earlier of the date that is two years after the Early Settlement Date for the Original Notes or the time that all Original Notes registered for resale under the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are freely tradable by non-affiliates of ours pursuant to Rule 144 of the Securities Act and the applicable interpretations of the SEC.

For each relevant holder of Original Notes covered by the Shelf Registration Statement, we will:

•	provide copies of the prospectus that is part of the Shelf Registration Statement;

•	notify each such holder when the Shelf Registration Statement has been filed and when it has become effective; and

•	take certain other actions as are required to permit unrestricted resales of the Original Notes.

A holder that sells Original Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder, including certain indemnification obligations. In addition, a holder of Original Notes will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have that holder’s Original Notes included in the Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph.

If:

•

the Exchange Offer Registration Statement is not filed with the SEC on or prior to the date specified for such filing in the Registration Rights Agreement and we have not determined upon advice of outside counsel that due to a change in law or in applicable interpretations of the staff of the SEC that we are not permitted to effect the Registered Exchange Offer as provided in the first bullet point of the third preceding paragraph;

•

the Registered Exchange Offer is not completed within 250 days of the Early Settlement Date for the Original Notes and we have not determined upon the advice of outside counsel that due to a change in law or in applicable interpretations of the staff of the SEC that we are not permitted to effect the Registered Exchange Offer as provided in the first bullet point of the third preceding paragraph;

•	the Shelf Registration Statement, if applicable, is not declared effective by the SEC on or prior to the date specified in the Registration Rights Agreement;

•

the Exchange Offer Registration Statement has been declared effective but ceases to be effective or usable prior to the consummation of the Registered Exchange Offer (unless such ineffectiveness or inability to use the Exchange Offer Registration Statement is cured within the 250-day period after the Early Settlement Date for the Original Notes); or

•

the Shelf Registration Statement, if applicable, has been declared effective but ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective under the Registration Rights Agreement (each such event referred to in this bullet point and any of the previous four bullet points we refer to as a “Registration Default”), then we will pay additional interest as liquidated damages to the holders of the Original Notes affected thereby, and that additional interest will accrue on the principal amount of the Original Notes affected thereby, in addition to the stated interest on the Original Notes, from and including the date on which any Registration Default shall occur to, but not including, the date on which all Registration Defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum while one or more Registration Defaults is continuing and will be payable at the same time, to the same persons and in the same manner as ordinary interest.

Following the cure of all Registration Defaults, the accrual of additional interest on the Original Notes will cease and the interest rate will revert to the original rate on the Original Notes. Any additional interest will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of Original Notes with respect to any Registration Default.

The Registration Rights Agreement provides that a holder of Original Notes is deemed to have agreed to be bound by the provisions of the Registration Rights Agreement whether or not the holder has signed the Registration Rights Agreement.

DESCRIPTION OF THE EXCHANGE NOTES

General

The Exchange Notes will be issued under the Indenture, and will be issued in book-entry form and shall be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The Indenture provides for the issuance from time to time of debt securities in an unlimited principal amount and in an unlimited number of series. The Exchange Notes will be unsecured and will rank equally with all of our senior unsecured debt. The Exchange Notes will be a series of debt securities under the Indenture.

The following summary sets forth certain terms and provisions of the Exchange Notes and the Indenture, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Exchange Notes and the Indenture, including the definitions therein, copies of which are available as set forth under “Where You Can Find More Information.” Because the following is only a summary, it does not contain all of the information that you may find useful in evaluating an investment in the Exchange Notes. We urge you to read the Indenture and the Exchange Notes because they, and not this description, define your rights as holders of the Exchange Notes.

Maturity and Interest

The Exchange Notes will mature on February 15, 2035.

We will pay interest on the Exchange Notes at the rate of 4.780% per annum on February 15 of each year to holders of record at the close of business on the immediately preceding February 1 and on August 15 of each year to holders of record at the close of business on the immediately preceding August 1. If interest or principal on the Exchange Notes is payable on a Saturday, Sunday or any other day when banks are not open for business in The City of New York, we will make the payment on such Exchange Notes on the next succeeding business day, and no interest will accrue as a result of the delay in payment. The first interest payment date on the Exchange Notes is August 15, 2025. Interest on the Exchange Notes will accrue from February 15, 2025. Interest on the Exchange Notes will accrue on the basis of a 360-day year consisting of 12 months of 30 days.

Additional Notes of the Same Series

We may issue additional debt securities under the Indenture having the same terms in all respects as the Exchange Notes offered hereby.

Form and Denomination

The Exchange Notes will be issued only in book-entry form, which means that the Exchange Notes will be represented by one or more permanent global securities registered in the name of DTC, or its nominee.

DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased Exchange Notes. Each participant will then keep a record of its clients who purchased the Exchange Notes. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

We will wire principal and interest payments to DTC’s nominee. We and the Trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, neither we nor the Trustee will have any direct responsibility or liability to pay amounts due on the Exchange Notes to owners of beneficial interests in the global securities.

Under book-entry only form, we will not issue physical certificates representing beneficial interests in the global securities to individual holders of Exchange Notes. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. Exchange Notes represented by a global security will be exchangeable for Exchange Notes in certificated form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depository;

•	DTC ceases to be a clearing agency registered under applicable law and a successor depository is not appointed by us within 90 days; or

•	we instruct the Trustee that the global security is exchangeable for debt securities in certificated form.

You may hold interests in the Exchange Notes directly through DTC, Euroclear Bank, SA/NV, commonly known as Euroclear, or Clearstream Banking, société anonyme, Luxembourg, commonly known as Clearstream, if you are a participant in any of these clearing systems, or indirectly through organizations which are participants in these systems. Links have been established among DTC, Clearstream and Euroclear to facilitate the issuance of the Exchange Notes and cross-market transfers of the Exchange Notes associated with secondary market trading. DTC is linked indirectly to Clearstream and Euroclear through the depositary accounts of their respective U.S. depositaries.

Beneficial interests in the Exchange Notes may be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Exchange Notes in book-entry form that can be exchanged for certificated notes under the circumstances described above will be exchanged only for certificated notes issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Redemption

We have the option to redeem the Exchange Notes on not less than 10 nor more than 60 days’ notice, in whole or in part,

(1)	at any time prior to November 15, 2034 (three months prior to maturity), at a redemption price equal to the greater of:

(a)	100% of the principal amount of the Exchange Notes being redeemed, or

(b)

the sum of the present values of the remaining scheduled payments of principal and interest on the Exchange Notes being redeemed (exclusive of interest accrued to the date of redemption), assuming for such purpose that such Exchange Notes matured on November 15, 2034, discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points; and

(2)	at any time on or after November 15, 2034 (three months prior to maturity), at a redemption price equal to 100% of the principal amount of the Exchange Notes being redeemed,

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

The “Treasury Rate” will be determined on the third business day preceding the date of redemption and means, with respect to any date of redemption:

(1)

the yield, which represents the average for the immediately preceding week, computed using the latest available daily yield data for such week contained in the statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) H.15” or any successor publication or data set which is published or otherwise made available by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States

Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month), or

(2)

if that release (or any successor release) is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker in accordance with customary financial practice as having a maturity, at the time of selection, comparable to the remaining term to the par call date, referred to as the “Remaining Life,” of the Exchange Notes being redeemed.

“Comparable Treasury Price” means (1) the average of three Reference Treasury Dealer Quotations for that date of redemption, or (2) if the Independent Investment Banker is unable to obtain three Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing appointed by us.

“Reference Treasury Dealer” means (1) any independent investment banking or commercial banking institution of national standing appointed by us and any of its successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States, referred to as a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding the date of redemption.

In addition, we may, at any time, purchase all or some of the Exchange Notes by tender, in the open market or by private agreement, subject to applicable law.

Liens on Assets

The Exchange Notes will not be secured. However, if at any time we mortgage, pledge or subject to any lien any of our property or assets, the Indenture requires us to secure the outstanding debt securities issued under the Indenture, including the Exchange Notes, equally and ratably with the debt or obligations secured by such mortgage, pledge or lien for as long as such debt or obligations remain secured. Exceptions to this requirement include the following:

•	purchase-money mortgages or liens;

•	liens on any property or asset that existed at the time when we acquired that property or asset;

•	any deposit or pledge to secure public or statutory obligations;

•

any deposit or pledge with any governmental agency required to qualify us to conduct any part of our business, to entitle us to maintain self-insurance or to obtain the benefits of any law relating to workmen’s compensation, unemployment insurance, old age pensions or other social security; or

•	any deposit or pledge with any court, board, commission or governmental agency as security for the proper conduct of any proceeding before it.

The Indenture does not prevent any of our affiliates from mortgaging, pledging or subjecting to any lien, any property or asset, even if the affiliate acquired that property or asset from us.

We may issue or assume an unlimited amount of debt under the Indenture. As a result, the Indenture does not prevent us from significantly increasing our unsecured debt levels, which may negatively affect the resale of the Exchange Notes.

Consolidation, Merger or Sale

The Indenture provides that we may not merge with another company or sell, transfer or lease all or substantially all of our property to another company unless:

•	the successor corporation expressly assumes:

•	payment of principal, interest and any premium on the debt securities issued under the Indenture; and

•	performance and observance of all covenants and conditions in the Indenture;

•	after giving effect to the transaction, there is no default under the Indenture;

•	we have delivered to the Trustee an officers’ certificate and opinion of counsel stating that such transaction complies with the conditions set forth in the Indenture; and

•

if as a result of the transaction, our property would become subject to a lien that would not be permitted by the asset lien restriction, we secure the Exchange Notes equally and ratably with, or prior to, all indebtedness secured by that lien.

Events of Default

An “event of default” means, for any series of debt securities issued under the Indenture, any of the following:

•	failure to pay interest on that series of debt securities for 90 days after payment is due;

•	failure to pay principal or any premium on that series of debt securities when due;

•	failure to perform any other covenant relating to that series of debt securities for 90 days after notice to us;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided for in the supplement to the Indenture, board resolution or officers’ certificate designating the specific terms of such series of debt securities.

An event of default for a particular series of debt securities issued under the Indenture does not necessarily impact any other series of debt securities issued under the Indenture. If an event of default for any series of debt securities issued under the Indenture occurs and continues, the Trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of such series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the outstanding principal amount of the debt securities of that series can rescind the declaration if there has been deposited with the Trustee a sum sufficient to pay all matured installments of interest, principal and any premium.

The holders of more than 50% of the outstanding principal amount of any series of the debt securities issued under the Indenture may, on behalf of the holders of all of the debt securities of that series, control any proceedings resulting from an event of default or waive any past default except a default in the payment of principal, interest or any premium. We are required to file an annual certificate with the Trustee stating whether we are in compliance with all of the conditions and covenants under the Indenture.

Changes to the Indenture

The Indenture may be changed with the consent of holders owning more than 50% of the principal amount of the outstanding debt securities of each series affected by the change. However, we may not change your principal or interest payment terms or the percentage required to change other terms of the Indenture, without your consent and the consent of others similarly affected. We may enter into supplemental indentures for other specified purposes, including the creation of any new series of debt securities, without the consent of any holder of debt securities.

Concerning the Trustee

Within 90 days after a default occurs with respect to a particular series of debt securities, the Trustee must notify the holders of the debt securities of such series of all defaults known to the Trustee if we have not remedied them (default is defined to mean any event which is, or after notice or lapse of time or both would become, an event of default with respect to such series of debt securities as specified above under “—Events of Default”). If a default described above in the third bullet point under “—Events of Default” occurs, the Trustee will not give notice to the holders of the series until at least 60 days after the occurrence of that default. The Trustee may withhold notice to the holders of the debt securities of any default (except in the payment of principal, interest or any premium) if it in good faith believes that withholding this notice is in the interest of the holders.

Prior to an event of default, the Trustee is required to perform only the specific duties stated in the Indenture, and after an event of default, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The Trustee is not required to take any action permitted by the Indenture at the request of holders of the debt securities, unless those holders protect the Trustee against costs, expenses and liabilities. The Trustee is not required to spend its own funds or become financially liable when performing its duties if it reasonably believes that it will not be adequately protected financially.

The Trustee and its affiliates have commercial banking relationships with us and some of our affiliates and serves as trustee or paying agent under indentures relating to debt securities issued by us and some of our affiliates.

Paying Agent and Registrar

The Trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of the Exchange Notes, and we may act as paying agent or registrar, although we currently have no plans to do so.

Defeasance

The Indenture permits us to discharge or defease certain of our obligations on any series of debt securities at any time. We may defease such obligations relating to a series of debt securities by depositing with the Trustee sufficient cash or government securities to pay all sums due on that series of debt securities.

Governing Law

The Indenture is, and the Exchange Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

CLEARING AND SETTLEMENT

Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Clearstream and Euroclear described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither we, the Trustee, nor any paying agent takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

The clearing systems have advised us as follows:

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants, known as DTC participants, deposit with DTC. DTC also facilitates the settlement among DTC participants of sales and other securities transactions in deposited securities, through computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book-entry system is also used by other organizations such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

Upon receipt of any payment of principal or interest, DTC will credit DTC participants’ accounts on the payment date according to such participants’ respective holdings of beneficial interests in the Global Notes as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to DTC participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by DTC participants to owners of beneficial interests in the Global Notes, and voting by DTC participants, will be governed by standing instructions and customary practices between the DTC participants and owners of beneficial interests, as is the case with securities held for the accounts of customers registered in “street name.” However, these payments will be the responsibility of the DTC participants and not of DTC, the Trustee, the Exchange Agent, any paying agent, if applicable, or us.

Clearstream

Clearstream is a société anonyme incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, known as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to interests in the Global Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Holding SA, a societe anonyme incorporated in Belgium, and operated through a license agreement by Euroclear Bank SA/NV, known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank regulated by the Belgian Financial Services and Markets Authority and is overseen as the operator of a securities settlement system by the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear, any supplementary terms and conditions, the related Operating Procedures of the Euroclear System, other applicable Euroclear documentation and applicable Belgian law, collectively referred to as the “terms and conditions.” The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to Global Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

We expect that the Exchange Notes will trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Exchange Notes will, therefore, be required by DTC to be settled in same-day funds. Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by its U.S.

depositary; however, these cross-market transactions will require delivery of instructions to such European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositary for Clearstream or Euroclear.

Because of time-zone differences, credits of Global Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the Global Notes settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the Global Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear are expected to follow these procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, Clearstream and Euroclear, they will be under no obligation to perform or continue to perform these procedures, and these procedures may be changed or discontinued at any time by any of them. Neither we, the Trustee, the Exchange Agent nor any paying agent, if applicable, will have any responsibility for the performance of DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences to you if you exchange Original Notes for Exchange Notes pursuant to the Exchange Offer. This summary is limited to considerations for exchanging holders of Original Notes that have held the Original Notes, and will hold the Exchange Notes, as capital assets, and that acquire Exchange Notes pursuant to the Exchange Offer. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner of Original Notes or to beneficial owners of Original Notes that may be subject to special tax rules, including a bank, a tax-exempt entity, an insurance company, a dealer in securities or currencies, a trader in securities electing to mark to market, an entity taxed as a partnership or partners therein, a “controlled foreign corporation” or “passive foreign investment company,” an individual or an entity taxed as an individual, a non-resident alien individual present in the United States for 183 days or more during the taxable year, a person that holds Original Notes or will hold Exchange Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, or a U.S. holder (as defined below) that has a “functional currency” other than the U.S. dollar. In addition, this summary does not address the Medicare tax on net investment income, alternative minimum tax consequences, consequences arising under the special timing rules prescribed under section 451(b) of the Internal Revenue Code, or any state, local, or non-U.S. tax considerations. You should consult your own tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences of the ownership and disposition of the Notes.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, published administrative interpretations of the Internal Revenue Service (the “IRS”) and judicial decisions, all of which are subject to change, possibly with retroactive effect.

For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of Notes that is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of the Original Notes. You are a “Non-U.S. holder” if you are a beneficial owner of Notes that is not a U.S. holder.

Tax Consequences to Holders Who Participate in the Exchange Offer

An exchange of Original Notes for Exchange Notes will not be a taxable event for U.S. federal income tax purposes. Your initial tax basis in the Exchange Notes will equal your tax basis in the Original Notes, and your holding period for the Exchange Notes will include your holding period for the Original Notes.

Tax Consequences to U.S. Holders of Holding and Disposing of the Exchange Notes

Payments of Interest

If you are a U.S. holder, payments of stated interest on the Notes will be taxable to you as ordinary interest income at the time that such payments are accrued or are received, in accordance with your method of tax accounting.

Amortizable Bond Premium

If your initial tax basis in a Note exceeds the stated principal amount of your Note, then you will be considered to have amortizable bond premium equal to such excess. You may elect to amortize this premium using a constant yield method over the term of the Note. If you elect to amortize bond premium, you may offset each interest payment on the Note by the portion of the bond premium allocable to the payment and must reduce your tax basis in the Note by the amount of the premium so amortized. The tax treatment of any Original Notes acquired at a premium will not change as a result of the Exchange Offer, and the Exchange Notes for which such Original Notes are exchanged will be subject to the rules described in this paragraph.

Market Discount

If your initial tax basis in a Note is less than the stated principal amount of the Note (subject to a de minimis exception), then you will be treated as having acquired that Note at a market discount. You are required to treat any gain on the sale, exchange, retirement or other taxable disposition of a Note as ordinary income to the extent of any accrued market discount on the Note at the time of the disposition, unless you have previously included such market discount in income pursuant to an election by you to include the market discount in income as it accrues. If you dispose of a Note in certain nontaxable transactions, a portion, and potentially all, accrued market discount will be includible as ordinary income to you as if you had sold the Note in a taxable transaction at its fair market value at the time of such disposition. The tax treatment of any Original Notes acquired with market discount will not change as a result of the Exchange Offer, and the Exchange Notes for which such Original Notes are exchanged will be subject to the rules described in this paragraph.

Sale, Exchange, Redemption or Other Disposition of the Exchange Notes

Except as described above with respect to accrued market discount, upon the disposition of an Exchange Note by sale, exchange, redemption or otherwise, you generally will recognize capital gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest not previously recognized as income, which will be taxed as such) and (ii) your adjusted tax basis in the Exchange Note. Your adjusted tax basis in an Exchange Note will equal your tax basis in the Original Note you exchanged for the Exchange Note, increased by market discount, if any, taken into account by you and reduced by any amortizable bond premium previously amortized by you, and any cash payments previously made on the Exchange Note other than stated interest on the Exchange Note. Any capital gain or loss will be long-term capital gain or loss if you hold the Exchange Notes for more than one year. Certain non-corporate U.S. holders are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Issue Price of the Exchange Notes

Since an exchange of Original Notes for Exchange Notes is not a taxable event for U.S. federal income tax purposes, the adjusted issue price of the Exchange Notes will equal the adjusted issue price of the Original Notes.

Tax Consequences to Non-U.S. Holders of Holding and Disposing of the Exchange Notes

Except in the circumstances described below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding,” if you are a Non-U.S. holder, you will generally not be subject to U.S. federal income tax on any gain on the sale, exchange or other taxable disposition of Exchange Notes, and payments of interest on the Exchange Notes will be treated as ordinary interest income and will generally not be subject to tax provided that (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (ii) you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership and (iii) you provide a statement signed under penalties of perjury that includes your name and address and certifies that you are a Non-U.S. holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN or W-8BEN-E (or satisfy certain documentary evidence requirements for establishing that you are a Non-U.S. holder).

Backup Withholding and Information Reporting

If you are a U.S. holder that is not a corporation or other exempt recipient, information returns will be filed with the IRS in connection with payments on the Exchange Notes made to you. You generally will not be subject to U.S. backup withholding tax in connection with the Exchange Offer, or on payments on the Exchange Notes, if you provide a correct taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules. You may also be subject to information reporting and backup withholding requirements with respect to the proceeds from a sale or other taxable disposition of the Exchange Notes. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are Non-U.S. holders in order to avoid the application of information reporting requirements and backup withholding tax. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

FATCA Withholding

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of the Exchange Notes will generally be subject to 30% U.S. withholding tax on interest payments made on the Exchange Notes if the holder is not FATCA compliant, or holds its Exchange Notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide certain documentation containing information about its identity (usually an IRS Form W-8BEN or W-8BEN-E), its FATCA status, and if required, its direct and indirect U.S. owners. The adoption of, or implementation of, an intergovernmental agreement between the United States and an applicable foreign country, or U.S. Treasury regulations, may modify these requirements. You should consult your own tax advisor on how these rules may apply to your investment in the Exchange Notes.

PLAN OF DISTRIBUTION

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), and subject to the immediately following sentence, we believe Exchange Notes issued under the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes or that is an affiliate of ours that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the date this registration statement is declared effective and ending on the close of business 90 days after such date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until     , 2025 (90 days after the date of this prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the date this registration statement is declared effective, we shall promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

EXPERTS

The consolidated financial statements of Verizon Communications Inc. (Verizon) appearing in its Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Verizon’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

William L. Horton, Jr., Senior Vice President, Deputy General Counsel and Corporate Secretary of Verizon, is passing upon the validity of the Exchange Notes for us. As of March 1, 2025, Mr. Horton beneficially owned, or had the right to acquire, an aggregate of less than 0.001% of the shares of Verizon common stock.

Verizon Communications Inc.

Offer to Exchange

$2,191,082,000 aggregate principal amount of

4.780% Notes due 2035

for

$2,191,082,000 aggregate principal amount of

4.780% Notes due 2035

that have been registered under the Securities Act

PROSPECTUS

The Exchange Agent for the Exchange Offer is:

U.S. Bank Trust Company, National Association

By Mail:	By Hand or Overnight Courier:	For Information or Confirmation by Email or Telephone:

U.S. Bank Trust Company, National Association Attn: Specialized Finance 60 Livingston Ave—EP-MN-WS2N St. Paul, MN 55107-2292	U.S. Bank Trust Company, National Association Attn: Specialized Finance 111 Fillmore Ave E St. Paul, MN 55107-1402	1-800-934-6802 cts.specfinance@usbank.com

Requests for additional copies of this prospectus and the letter of transmittal may be directed to the Exchange Agent at the address or telephone number set forth above. Beneficial owners also may contact their custodian for assistance concerning the Exchange Offer.

      , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third-party action, suit or proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorney’s fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

In addition, Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article 7 of the Verizon Communications’ restated certificate of incorporation makes mandatory the indemnification expressly authorized under Section 145 of the DGCL, except that the restated certificate of incorporation only provides for indemnification in derivative actions, suits or proceedings initiated by a director or officer if the initiation of such action, suit or proceeding was authorized by the board of directors.

The restated certificate of incorporation of Verizon Communications provides that, consistent with Section 145(e) of the DGCL, expenses incurred by an officer, director or other designated authorized representative of the corporation in defending any such action, suit or proceeding shall be paid by the corporation, provided that, if required by the DGCL, such expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Expenses incurred by other employees or agents of the corporation may be advanced upon such terms and conditions as the board of directors deems appropriate.

The restated certificate of incorporation of Verizon Communications limits the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

The directors and officers of Verizon Communications are insured against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Verizon Communications.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Verizon Communications Inc. (incorporated by reference to Verizon Communications Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, Exhibit 3(a))

3.2	Bylaws of Verizon Communications Inc., as amended and restated, effective as of December 5, 2024 (incorporated by reference to Verizon Communications Inc.’s Form 8-K filed on December 6, 2024, Exhibit 3(b))

4.1	Indenture between Verizon Communications Inc., both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of December 1, 2000 (incorporated by reference to Verizon Global Funding Corp.’s Registration Statement on Form S-4, Registration No. 333-64792, Exhibit 4.1)

4.2	First Supplemental Indenture between Verizon Communications Inc., both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of May 15, 2001 (incorporated by reference to Verizon Global Funding Corp.’s Registration Statement on Form S-3, Registration No. 333-67412, Exhibit 4.2)

4.3	Second Supplemental Indenture between Verizon Communications Inc., both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of September 29, 2004 (incorporated by reference to Verizon Communications Inc.’s Current Report on Form 8-K filed on February 9, 2006, Exhibit 4.1)

4.4	Third Supplemental Indenture between Verizon Communications Inc., both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of February 1, 2006 (incorporated by reference to Verizon Communications Inc.’s Current Report on Form 8-K filed on February 9, 2006, Exhibit 4.2)

4.5	Fourth Supplemental Indenture between Verizon, both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of April 4, 2016 (incorporated by reference to Verizon Communications Inc.’s Registration Statement on Form S-4 filed on June 29, 2016, Registration No. 333-212307, Exhibit 4.5)

4.6	Fifth Supplemental Indenture between Verizon, both individually and as successor in interest to Verizon Global Funding Corp., and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to Wachovia Bank, National Association, formerly known as First Union National Bank, as Trustee, dated as of May 15, 2020 (incorporated by reference to Verizon’s Current Report on Form 8-K filed on May 15, 2020, Exhibit 4.1)

4.7	Form of 4.780% Notes due 2035 Rule 144A Global Note*

4.8	Form of 4.780% Notes due 2035 Regulation S Global Note*

Exhibit No.	Description

4.9	Registration Rights Agreement, dated August 9, 2024*

4.10	Form of 4.780% Notes due 2035 *

5.1	Opinion and Consent of William L. Horton, Jr., Esq.*

21	List of principal subsidiaries of Verizon (incorporated by reference to Verizon Communications Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, Exhibit 21)

23.1	Consent of Ernst & Young LLP**

23.2	Consent of William L. Horton, Jr., Esq. (contained in opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney*

25.1	Statement of Eligibility of Trustee on Form T-l for Verizon Communications Inc. Indenture*

99.1	Form of Letter of Transmittal*

107	Filing Fee Table*

*	Previously filed.
**	Filed herewith.

ITEM 22.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Verizon Communications Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 17, 2025.

VERIZON COMMUNICATIONS INC.

By:	/s/ Caroline Armour
Name:	Caroline Armour
Title:	Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Shellye L. Archambeau	Director	March 17, 2025

* Roxanne S. Austin	Director	March 17, 2025

* Mark T. Bertolini	Director	March 17, 2025

* Vittorio Colao	Director	March 17, 2025

* Caroline A. Litchfield	Director	March 17, 2025

* Laxman Narasimhan	Director	March 17, 2025

* Clarence Otis, Jr.	Director	March 17, 2025

* Daniel H. Schulman	Director	March 17, 2025

* Rodney E. Slater	Director	March 17, 2025

* Carol B. Tomé	Director	March 17, 2025

* Hans E. Vestberg	Director and Chief Executive Officer (principal executive officer)	March 17, 2025

Signature	Title	Date

* Anthony T. Skiadas	Executive Vice President and Chief Financial Officer (principal financial officer)	March 17, 2025

* Mary-Lee Stillwell	Senior Vice President and Controller (principal accounting officer)	March 17, 2025

*By:	/s/ Caroline Armour
Caroline Armour
(as attorney-in-fact)